SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

FLAT ROCK CAPITAL CORP.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

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2020 Special Meeting October 27, 2020

Dear Fellow Stockholder:

Flat Rock Capital Corp.is holding a Special Meeting of Stockholders on Tuesday, October 27, 2020. Below, you will find links to a letter to stockholders that briefly describes the special meeting agenda, as well as the actual proxy materials. To help us avoid future mailings and phone calls to you, please take just a couple of moments to vote your shares. Voting is quick and easy.

Thank you,

Robert Grunewald
CEO & Founder

Three Easy
Ways to Vote

Now via the Internet By Phone 1 (888) 693-8683 By Mail: Use address below	Vote By October 26, 2020 Control Number: 132413241324

Mail vote to:
Flat Rock Capital Corp.

c/o Corporate Election Services
P.O. Box 3230
Pittsburgh, PA 15230

View Letter to Shareholders

View Proxy Statement

View 10-K

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